DATED THE 25 DAY OF October 2013

VERDE RESOURCES, INC.

AND

FEDERAL MINING RESOURCES LIMITED

ASSIGNMENT AGREEMENT

FOR THE ASSIGNMENT OF MANAGEMENT RIGHTS IN

MERAPOH GOLD MINES IN MALAYSIA

THIS AGREEMENT is made on the 25 day of October 2013.

BETWEEN:

VERDE RESOURCES, INC., a company incorporated in Nevada, USA having a company registration number 27-2448672 and its registered office at Unit 1503, 15/F., The Phoenix, 21-25 Luard Road, Wanchai, Hong Kong (hereinafter "the Assignee").

AND

FEDERAL MINING RESOURCES LIMITED, a company incorporated in British Virgin Islands having a company registration number 1603878 and its registered office address at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands (hereinafter "the Assignor").

WHEREAS:

A. The Assignor owns 85% equity interest in CHAMPMARK SDN BHD (Company No. 235619-U), a private limited liability company incorporated in Malaysia under the Companies Act, 1965 and having its registered office at G-1-10, Kuchai Business Park, Jalan 1/127 off Jalan Kuchai Lama, 58200 Kuala Lumpur, Malaysia (hereinafter referred to as "**Champmark**").

B. Champmark is the Mining Contractor of the Mining Lease No. ML 08/2008 for Site IV-1 estimated to contain a total of 400 acres at the Merapoh Gold Mine under the Contract of Work dated 21st July 2004 with MMC Corporation Berhad ("MMC"), the Permit Holder of the Mining Lease. There are 6 other sites, in addition to Site IV-1, at the final stage of approval for mining licenses.

C. The Assignee through a newly set up subsidiary company Gold Billions Ltd., a British Virgin Islands Corporation, agrees to accept and the Assignor agrees to assign its management rights of Champmark's mining operation at the Mining Lease (hereinafter "the Management Rights") from the Assignor on the terms and conditions hereinafter appearing. Champmark shall remain to be the Mining Contractor of the Mining Lease.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1. **ASSIGNMENT OF MANAGEMENT RIGHTS**

The Assignor hereby agrees to assign to the Assignee and the Assignee agrees to accept from the Assignor the assignment of the Management Rights.

2. **CONSIDERATION**

The Assignee shall issue 80,000,000 shares of the Assignee's common stock to the shareholders and selected parties of the Assignor in exchange for the assignment of the Management Rights.

3. **COMPLETION**

Completion of the assignment of the Management Rights shall take place at the office of the Assignee's solicitors on [___ October 2013].

4. **WARRANTIES AND REPRESENTATIONS**

4.1 The Assignor hereby warrants and represents to the Assignee that the Assignor is the beneficial owner of the Management Rights and is fully capable of entering into this Agreement and to perform all obligations and duties hereunder without the consent, approval, permission, license or concurrence of any third party save as mentioned in this Agreement.

4.2 The Assignee hereby warrants and represents to the Assignor that the Assignee is fully capable of entering into this Agreement and to perform all obligations and duties hereunder without the consent, approval, permission, license or concurrence of any third party save as mentioned in this Agreement.

4.3 Each of the warranties and representations, undertakings and identities contained in this Agreement will survive the completion of the assignment of the Management Rights.

4.4 Prior to the Completion Date, if any of the warranties, representations or undertakings in this Agreement are found to be materially untrue, inaccurate or misleading or have not been fully carried out in any material respect, or in the event of the Assignor becoming unable or failing to do anything required under this Agreement to be done by it at or before the Completion Date, the Assignee may by notice in writing rescind this Agreement but without prejudice to any claim the Assignee may have against the Assignor hereunder.

5. **ENTIRE AGREEMENT**

This Agreement constitutes the entire agreement and the understanding between the parties in connection with the subject-matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings.

6. **TIME**

6.1 Time shall be of the essence of this Agreement.

6.2 No time or indulgence given by any party to the other party shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

7. **CONFIDENTIALITY**

Other than such disclosure as may be required by law or any competent authorities, neither of the parties hereto shall make, and the Assignor shall procure that the Company will not make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party (save disclosure to their respective professional advisers under a duty of confidentiality) without the written consent of the other patty.

8. **ASSIGNMENT**

This Agreement shall be binding on and shall ensure for the benefits of the successors and assigns of the parties hereto but shall not be assigned by any party without the prior written consent of the other party.

9. **NOTICES AND OTHER COMMUNICATION**

Any notice or other communication to be given under this Agreement shall be in writing and may be delivered by hand or given by facsimile, telex or cable. Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of this Agreement. If so delivered by hand or given by facsimile, telex or cable such notice or communication shall be deemed received on the date of dispatch and if so sent by post (or, if sent to an address outside of British Virgin Islands, so sent by first class air-mail) shall be deemed received 2 business days after the date of dispatch.

To the Assignee:
VERDE RESOURCES, INC.
Unit 1503, 15/F., The Phoenix, 21-25 Luard Road, Wanchai, Hong Kong
Fax: 852-2152 0612
Email: mdwu@fcihk.com

To the Assignor:
FEDERAL MINING RESOURCES LIMITED
Suite 4703, Central Plaza, 18 Harbour Road, Wanchai, Hong Kong
Fax: 852-2827 7733
Email: alai@yclhk.com

10. COST AND EXPENSES

Each party shall bear its legal and professional fees, costs and expenses incurred in the negotiations, preparation and execution of this Agreement.

11. GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of British Virgin Islands.

IN WITNESSS whereof the parties hereto have executed this Agreement the day and year first above written.

The Common Seal of)
VERDE RESOURCES, INC.)
was affixed in the presence of)
Director of the Company:)

Ming Ding Wu)

The Common Seal of)
FEDERAL MINING RESOURCES LIMITED)
was affixed in the presence of)
Director of the Company:)

Andy Kui Shing Lai)

Appendix 1

Contract of Work

Between

Champmark Sdn. Bhd.

And

MMC Corporation Berhad

mmc 与马矿公司于2004年
签署的开采协议

AGREEMENT

BETWEEN

MMC CORPORATION BERHAD
(COMPANY NO. 30245-H)
("MMC")

AND

CHAMPMARK SDN. BHD.
(COMPANY NO. 235619-U)
("CONTRACTOR")

CONTRACT OF WORK

AN AGREEMENT ("this Agreement") is made this 21 day of 7 — 2004
Between:

MMC CORPORATION BERHAD (Company No. 30245-H) ("MMC"), a company incorporated in Malaysia and having its registered office at 10th Floor, Block B, HP Towers, No. 12, Jalan Gelenggang, Bukit Damansara, 50490 Kuala Lumpur, Malaysia of the one part; and

CHAMPMARK SDN. BHD. (Company No. 235619-U) ("Contractor"), a company incorporated in Malaysia and having its business office at Lot 1253-1-9, 6 3/4 Miles, Jalan Sungai Besi, 57100 Kuala Lumpur of the other part.

In this Agreement MMC and the Contractor are collectively referred to as "Parties" and individually referred to as "Party" as the context may require.

WHEREAS

A. The Pahang State Economic Development Corporation ("PASDEC") has been appointed by the State Government of Pahang Darul Makmur ("State Government") as the implementing agency in the development of large-scale mineral resources in the State of Pahang Darul Makmur under a privatisation programme.

B. On 9 July 1990, MMC entered into an agreement with PASDEC ("PASDEC Agreement") which grants MMC the sole and exclusive right ("Permit") to carry out large-scale prospecting and mining of minerals discovered in the Prospecting Area (as defined therein) comprising Blocks 1 and 2 in the Merapoh area in Pahang Darul Makmur as set out in and annexed hereto as Appendix 1.

C. The tenements of the Merapoh Gold Project comprise 14 prospecting sub-blocks of which 4 are under current prospecting permits ("PPs"), 8 are under application for renewal of the expired PPs, 1 is under approved PP but pending issue of certificate and 1 is under application for PP, the details of which are set out in and annexed hereto as Appendix 2.

D. To date MMC has incurred approximately RM9.6 million of prospecting expenditure in the mineral concession. MMC has also placed deposits ("Deposits") with respect to the tenements amounting to RM332,343-50 with the State Government.

E. The Contractor has, via its letter dated 2 January 2004, expressed its interest to MMC to carry out prospecting and mining of minerals in area A of the mineral concession involving 9 prospecting sub-blocks ("the Designated Area"). The location is shown in Appendix 1 and detailed in Appendix 2

F. On 2 March 2004, MMC issued a letter or authorization ("LOA") to the Contractor granting the Contractor the right of access to and from the Designated Area and the right to carry out prospecting activities based on the conditions stated in the Permit (as more particularly described therein) for a period of three (3) months which the Parties hereby acknowledge, is not an assignment of MMC's interest under the Permit to the Contractor for the

purpose of Article 17 of the PASDEC Agreement, the terms of which the Contractor has duly read and understood.

G. By a Heads of Agreement ("HOA") dated 8 April 2004 and valid for a period of three (3) months, MMC expressed its intention to grant the Contractor the right to carry out prospecting and mining of minerals over the Designated Area based on the terms and conditions as permitted and set out under the PASDEC Agreement ("the said Works").

H. Subsequent to the execution of the HOA, MMC, via its letter dated 13 April 2004, notified PASDEC of MMC's granting the Contractor the right to execute the said Works pursuant to Article 17 of the PASDEC Agreement.

I. As stated in the HOA, this Agreement shall set out the detailed terms and conditions of the Agreement and understanding between the Parties. Upon execution of this Agreement, the said HOA shall cease to be in force.

THE PARTIES NOW AGREE AS FOLLOWS:

1. ENGAGEMENT OF CONTRACTOR

MMC hereby engages the Contractor as the Contractor to carry out the said Works and the Contractor hereby agrees to undertake the said Works subject to and upon the terms and conditions hereinafter set forth.

2. DURATION

2.1 Unless sooner determined as stipulated in Clauses 3.2, 18.1 and 18.2, this Agreement shall be valid commencing from the date of execution of this Agreement until the cessation of the said Works.

2.2 The said Works would be deemed to have ceased when MMC, in its sole discretion, is satisfied that there is no gold production or lack of progress on the Contractor's part in carrying out its obligations under this Agreement for a continuous period of six (6) months unless there is sufficient on-going work on site by the Contractor to start up another mining operation in the Designated Area as stipulated under this Agreement.

3. WORKING OBLIGATIONS

3.1 As stipulated in the HOA, the Contractor shall undertake to invest a minimum of RM500,000-00 ("Minimum Obligation Cost") within three (3) months from 8 April 2004, or any extension as mutually agreed towards carrying out the said Works.

3.2 The Contractor shall undertake the said Works solely at its own risk and shall have no recourse to MMC for whatever losses it may have incurred. Therefore, in the event the Contractor does not wish to proceed further with the said Works after having spent the Minimum Obligation Cost, the Contractor shall not be entitled to claim any cost spent pursuant to the terms herein or in relation to the said Works, including the Minimum Obligation Cost.

3.3 For avoidance of doubt, apart from procuring the relevant permits from the Authorities which shall be the joint responsibility of MMC and the Contractor, the Contractor shall be solely responsible towards the said Works and shall be responsible to ensure that MMC's right, interest and benefit under the Permit are not jeopardized and that the Contractor's or its agent's action or omission shall not result in any contravention of the Permit, this Agreement, PASDEC Agreement or other regulations, guidelines or conditions imposed by the Authorities on MMC or its authorized representatives.

4. COMPLIANCE WITH PASDEC AGREEMENT

The Contractor acknowledges the importance of complying with the terms and conditions in the PASDEC Agreement (including all amendments and supplements thereto) which it has read and fully understood the contents thereof and agrees to comply with its spirit as well as all its terms and conditions including any term, implied or expressed, in relation to the payment of royalty, tribute and other fees to PASDEC and/or the State.

5. PROSPECTING PERMITS AND MINING LEASES

5.1 MAINTENANCE OF PROSPECTING PERMITS

(a) The Parties agree that the prospecting permits ("PPs") have to be kept in good standing and will use their best efforts to renew any expired PPs that are still required and, if warranted, to apply for additional PPs. All the costs and expenses involved shall be borne by the Contractor.

(b) The Contractor shall be responsible to observe and adhere to all the terms and conditions stipulated in the PPs and shall be liable for any act or omission of its personnel, agents, sub-contractors, advisors or representatives who are in breach of those terms and conditions.

5.2 APPLICATION FOR MINING LEASES

(a) Upon the Contractor's delineation of areas that contain economically exploitable deposits, the Parties will use their best efforts to secure mining leases over these areas. The Contractor shall proceed with mining operation using the method regulated by the State Department of Environment.

(b) The costs and expenses in respect of or in relation to procuring and issuance of the mining leases including the mining lease premium shall be paid for and borne entirely by the Contractor.

(c) However, the Parties acknowledge that the Contractor will be allowed to recoup the cost of the mining lease premium incurred by it hereunder at a rate of 10% of each tribute payable to and received by MMC in accordance with Clause 6.1.2 hereof until full recovery of the mining lease premium cost.

(d) Apart from the mining lease premium, the Contractor shall bear all quit rents, charges, fees, tributes, royalties and other outgoings imposed by the Authorities, PASDEC or third parties in respect of the mining leases or the said Works which are due to the Contractor.

6. CONSIDERATION

6.1 In consideration of MMC granting the right to the Contractor to carry out the said Works, the Contractor shall and hereby irrevocably and unconditionally grant MMC and MMC shall be entitled to the following:

6.1.1 REIMBURSEMENT

Upon execution of this Agreement, the Contractor shall immediately reimburse MMC a sum equivalent to RM166,171-75, being 50% of the Deposits.

6.1.2 TRIBUTE PAYMENT

The Contractor shall pay MMC or its duly appointed agent tribute upon all gold and other minerals recovered at the following rates:

(i) 5% of the gross proceeds from gold produced from alluvial/elluvial deposit;

(ii) 4% of the gross proceeds from gold produced from primary gold deposit; and

(iii) 10% of the gross proceeds from other minerals recovered.

In the event the gold price exceeds USD13 per gramme, the Contractor shall pay MMC extra tribute, in addition to payment under Clauses 6.1.2 (i) or 6.1.2 (ii) as the case may be, at the following rates:

(a) Gold price above USD13 to USD15 per gramme

1% of the gross proceeds from gold produced, regardless of whether it is from alluvial/elluvial or primary gold deposits; or

(b) Gold price above USD15 per gramme

2% of the gross proceeds from gold produced, regardless of whether it is from alluvial/elluvial or primary gold deposits.

(The exchange rate shall be based on USD1 to RM3.80 or adjusted to the prevailing rate.)

For avoidance of doubt, gross proceeds is defined as the gross amount receivable before deductions for any expenses, tributes, taxes and royalties.

6.1.3 EQUITY IN INVESTMENT

In addition to the reimbursement and the tribute payment above, MMC shall be entitled to a 5% free-carried interest up to a maximum of RM300,000-00 and an option to subscribe up to 10% contributing interest in the Contractor's enterprise or equity interest as the case may be at market value at the time of purchase.

For avoidance of doubt, contributing interest would require MMC to subscribe to share capital or loan calls for purpose of undertaking prospecting activities and developing the mine, whereas free-carried interest would not require any contributions from MMC. Profits will be distributed in the proportionate percentages of the contributing interest or equity interest of the Parties as the case may be.

6.2 In declaring the relevant gross proceeds to MMC for the purpose of ascertaining the tribute payable to MMC hereunder, the Contractor shall ensure that the representation made is accurate and in the event the gross proceeds declared is disputed by MMC, the Contractor shall re-evaluate its gross proceeds calculation and MMC shall have the right to audit the gross proceeds declared. In the event of dispute between the Contractor's and MMC's calculation of gross proceeds, MMC's calculation shall prevail, subject to the Contractor's right to refer the dispute to an independent party agreed by MMC and Contractor to declare the proper tribute payable.

7. IMPLEMENTATION

7.1 ACCESS TO DATA

MMC or its authorized personnel shall be allowed unrestricted access to all data and information acquired by the Contractor during the execution of the said Works and duration of this Agreement. MMC's authorized personnel, agents, representatives, or advisors shall be allowed to monitor and shall be kept informed and updated on all matters relating to the said Works.

7.2 PROGRESS REPORTS

The Contractors shall provide MMC with reports in respect of the said Works on a monthly basis, by the 7th day of the following month, to MMC's satisfaction, contents of which shall include detailed exploration results and account of gold and other minerals recovered and sold.

8. METHOD OF TRIBUTE PAYMENT

8.1 SALES RECORDS

The Contractor shall keep sales records entered into with third parties for the sale and purchase of all gold and other minerals ("Gold Sales") recovered from the mining operations. Copies of the sales records for the Gold Sales shall be made available and forwarded to MMC on a monthly basis, to be received by MMC not later than the 7th day of the following month.

8.2 PAYMENT

The Contractor shall incorporate a provision in its standard sales contract for the Gold Sales in order to require third party purchasers to pay the tribute payments pursuant to Clause 6.1.2 directly into MMC's nominated bank account simultaneously when payments are made to the Contractor for the Gold Sales.

9. RIGHT TO AUDIT, REVIEW AND VERIFY

MMC or its appointed representatives shall have the right to audit, review and verify the accounts operated by the Contractor for the Project, financial information and/or documents to enable MMC to verify its entitlement as provided herein. For this purpose, the Contractor is required to maintain records of production and sales sufficient to prove and substantiate the quantity of gold and other minerals produced and sold from the mining operations.

10. INDENMITY BY CONTRACTOR

10.1 The Parties hereby agree that the Contractor shall indemnify, keep indemnified and hold MMC harmless against any and/or all claims, actions, demands, proceedings, losses, damages, costs and expenses including all acts and/or omissions of the Contractor and/or its personnel, servants representatives, advisors, sub-contractors and agents arising out of or in connection with the said Works at any stage, and in the performance of the terms and conditions of this Agreement and the PASDEC Agreement and shall indemnify MMC in respect of any non-compliance with any relevant laws, enactments, bye-laws and regulations.

10.2 The Parties further agree that the Contractor shall assume full responsibility on behalf of MMC to all the relevant authorities in connection with the said Works and shall keep MMC indemnified against all actions, claims, demands and proceeding in connection therewith.

11. CONTRACTOR'S SUPERVISION

The Contractor shall provide all necessary supervision during the execution of the said Works. The Contractor or its representative who shall have been approved in writing by MMC (the approval of which may at any time be withdrawn) shall give its or his whole time to the supervision of the said Works. Such approved representative shall on behalf of the Contractor, receive and follow the directions and instructions whether verbal or in writing from MMC or its authorized representatives.

12. CONTRACTOR'S WORKMEN

12.1 The Contractor shall employ only such persons who are skilled and experienced in their respective vocations and MMC shall be at liberty to object to and require the Contractor to remove and replace any person

employed or appointed by the Contractor for the execution of the said Works if, in the opinion of MMC such a person is not suitable, misconducts himself or is incompetent or negligent in the performance of his duties. Such persons shall not again be deployed in any capacity relating to the said Works.

12.2 The Contractor shall comply with all the provisions of the Employees Provident Fund Ordinance, 1951 as amended and with the provisions of all Regulations and Rules from time to time made thereunder and shall in particular be responsible for payment of all statutory contributions required in respect of all persons employed by the Contractor or any authorized sub-contractor.

13. CONTRACTOR'S BUILDINGS AND STRUCTURES

The Contractor shall not erect any buildings or structures not designated for the said Works on the Designated Area without the prior written approval of MMC. If such approval is given the buildings or structures shall comply with all laws enactment's by-laws, policies, guidelines and regulations pertaining thereto.

14. INSURANCE

14.1 In accordance with Clause 10, the Contractor shall as from the date of entering the Designated Area prior to the commencement of the said Works or any work related thereto, at its own costs and expenses, effect and maintain until the termination of this Agreement the following Contracts of Insurance:-

(a) a policy or policies of insurance indemnifying MMC and the Contractor from all and/or any liabilities arising out of claims by any and every workman employed in and for the performance of this Agreement in respect of the payment of compensation under or by virtue of the Workmen's Compensation Legislation or SOCSO and from all costs and expenses incidental or consequential thereto;

(b) a policy indemnifying and holding MMC harmless in respect of all and/or any liability, loss, claims or proceedings whatsoever, whether arising at common law or by statute, in respect of injury and/or death to any person or damage and/or loss to property arising out the said Works due to acts or omissions of the Contractor, its servants, agents or sub-contractors; and

(c) all insurance as may be necessary in the joint names of MMC and the Contractor pertaining to the said Works and transport of the said gold and other minerals produced against loss or damage by accident, theft, fire and such other risks as MMC may deem necessary and on a reinstatement value basis which value shall be determined by MMC from time to time.

14.2 Such insurances shall be effected with an insurer or insurers and on terms approved by MMC and the Contractor shall no later than one (1) month from the date of this Agreement or before its entry into the Designated Area

whichever is earlier, deposit with MMC the policies of such insurances and the receipt for payment of the current premiums.

15. ASSIGNMENT

15.1 The Contractor shall not be allowed to assign or delegate its rights, interest, benefits and obligations of the contract hereunder to any other party without prior written consent of MMC and/or the relevant Authorities, if required.

15.2 The Contractor shall not sub-contract any of the said Works without notifying MMC and such notification shall not relieve the Contractor from any liability or obligation under this Agreement and the Contractor shall be responsible for any acts or omissions of its sub-Contractors, employees and/or agents.

16. CLEARING OF SITE ON COMPLETION

Upon the expiry or earlier termination of this Agreement, the Contractor shall remove from the Designated Area, all buildings, plants, tools, equipment, machineries and other supplies and assets belonging to the Contractor or its agents, servants or sub-contractors, failing which MMC shall have the right to remove the same after the expiry of fourteen (14) days from the expiry or termination of this Agreement at the Contractor's costs.

17. FURTHER CONDITION

Notwithstanding anything to the contrary herein, in the event MMC and/or the Contractor shall be ordered by the authorities to cease or suspend the said Works, the Parties hereby agree that MMC retains the right to terminate this Agreement on the date of such order is effective without compensation or liability of any nature to the Contractor whatsoever.

18. DEFAULT AND TERMINATION

18.1 This Agreement may be terminated at any time by mutual agreement of the Parties on terms and conditions to be mutually agreed upon.

18.2 If the Contractor:

(a) fails in any of its obligations or breaches any of the terms and conditions imposed on it by this Agreement and/or the PASDEC Agreement or contravene any regulations, laws, bye-laws, policies, guidelines; or

(b) shows, in the opinion of MMC, lack of progress in its work or in discharging its duties hereunder whilst carrying out the said Works;

then the Contractor, shall be deemed to have committed an event of default and, without prejudice to any other rights or remedies, MMC may, after giving thirty (30) days written notice for the Contractor to remedy the default within thirty (30) days from the date of the notice, immediately terminate this Agreement provided that in the event that MMC is of the view that such

default could not be remedied or could not be expeditiously remedied or such remedial action would be cost prohibitive, then MMC shall have the right to terminate this Agreement without giving the Contractor the opportunity to remedy and without assigning any reasons for the termination thereof.

18.3 Upon termination of this Agreement pursuant to Clause 18.2 by MMC, no compensation or reimbursement whatsoever shall be paid to the Contractor nor shall the Contractor has any recourse against MMC.

18.4 The Contractor shall immediately notify PASDEC of any termination pursuant to Clauses 18.1 and 18.2.

19. FORCE MAJEURE

No Party shall be in breach of this Agreement by reason of failure to perform or delay in performing any term or condition hereof where such failure or delay arises from an event of force majeure.

For the purpose of this Clause an event of force majerue means an act of God, threat to national security, riot, strike, lockout, civil disturbance, war whether declared or undeclared, intervention by civil or military authorities, tempest, flood, fire, explosion or any event of whatsoever nature or kind beyond the control of the Party whose performance is thereby delayed or provented. The Party so delayed or prevented shall as soon as possible after the event notify the other Party in writing stating the cause of the delay or prevention and its likely duration and the Party so affected shall endeavour to do all that is reasonable within its power to remove or overcome such cause and resume its performance hereunder.

In the event of a prolongation of the force majeure event the Parties may mutually terminate this Agreement.

20. NOTICES

Except as specifically provided otherwise in this Agreement, any notice required or permitted to be given hereunder shall be in writing, and may be given by personal delivery, by courier, by mail, or by facsimile machine addressed to the Party to whom a notice is directed. A notice shall be effective as follows:

(i) if by personal delivery, upon the receipt thereof;

(ii) if by courier service, upon receipt by the receiving Party from the courier service;

(iii) if by mail seven (7) days after delivery thereof to the postal authorities, all first class postage pre-paid; and

(iv) if by facsimile machine, upon telephonic confirmation by the transmitting Party from the receiving Party that facsimile was received.

Each Party's proper address for the receipt of notices shall be as set forth below; provided, that a Party may change its address by giving notice thereof

to the other Party. The Parties' addresses, for notice purposes, are as follows:

MMC CORPORATION BERHAD
10th Floor, Block B, HP Towers
No. 12 Jalan Gelenggang, Bukit Damansara
50490 Kuala Lumpur.
Tel. No. 03-20925588
Fax. No. 03-20939917
Attn: En.Md Nazri Ramli

CHAMPMARK SDN. BHD.
Lot 1253-1-9, 6$^3/_4$ Miles
Jalan Sungai Besi
57100 Kuala Lumpur
Tel. No. 03-90585595
Fax. No. 03-90586595
Attn: Mr. Danny Yap

21. FURTHER ASSURANCES

The Parties shall from time to time do and perform those further acts and execute and deliver additional instruments, conveyances and documents as may be required or reasonably requested by the other Party to establish, to maintain or to protect the respective rights and remedies of the Parties and to carry out and to effectuate the intentions and purposes of this Agreement.

22. NON-COMPETITION

The Contractor shall not carry out any activities now or in the future which shall in any way infringe the rights and interest of MMC. The Contractor undertakes to avoid any conflicts of interest between its own interest and the interest of MMC in dealing with Government Authorities and organisations when doing business with MMC in connection with activities contemplated under this Agreement.

23. CONFIDENTIALITY

This Agreement and all matters pertaining herein shall be considered confidential matters and shall not be disclosed to any third party without prior mutual agreement except where disclosure of such information is required by law.

24. WAIVER OF BREACH

The failure of a Party to insist upon strict performance of any provision hereof shall not constitute a waiver of or estoppel against asserting the right to require performance in the future, no shall a waiver or estoppel in any one

instance constitute a waiver or estoppel with respect to a later breach of a similar nature or otherwise.

25. CONSTRUCTION OF AGREEMENT

The Parties agree that this Agreement shall be a binding and enforceable agreement among them, but should this Agreement be held to be illegal or unenforceable, in whole or part, then as to the portion of this Agreement which is so held to be illegal or unenforceable, the Parties shall endeavour to substitute provision as similar to the illegal or unenforceable provision as will permit this Agreement to then be legal, valid, binding and enforceable among the Parties to the extent feasible.

26. CONTINGENCIES

Both Parties realise that this Agreement may not be able to cover every contingency which may arise and agree that, in the event of such contingency, they shall endeavour with all diligence, good faith and sincerity to amicably resolve or otherwise overcome such contingency in the best interest of both Parties.

27. ARBITRATION

Any dispute arising in or in connection with or in relation to this Agreement shall be resolved in accordance with the provisions of the Arbitration Act, 1952 (Revised 1972) or any modifications amendments thereto.

28. GOVERNING LAW

This Agreement and other documents and instruments delivered hereunder shall be governed by and construed in accordance with the laws of Malaysia and the Parties hereby agree to submit to the jurisdiction of the Malaysia courts.

29. ENTIRE AGREEMENT

This Agreement constitutes the entire agreement among the Parties and supersedes any prior written or oral agreement or understanding among them relating to the matters covered hereby. This Agreement may be modified only by written agreement executed by the Parties.

30. MODIFICATION

No modifications, variations or amendments of this Agreement shall have any legal effect and force unless such modifications, variations or amendments are in writing and executed by the Parties.

31. **SUCCESSORS BOUND**

This Agreement shall be binding on the successors-in-title, permitted assignees and persons claiming title under the Parties.

32. **TIME**

Time whenever mentioned in this Agreement shall be of the essence of this Agreement.

33. **COSTS AND EXPENSES**

Each Party shall bear its own respective legal or other professional charges which it may incur in connection with the negotiation and signing of this Agreement and/or any matters pertaining thereto and payable on this Agreement.

IN WITNESS WHEREOF the Parties have executed this Agreement on the day and year first above written.

SIGNED by
For and on behalf of
MMC CORPORATION BERHAD (30245-H)
in the presence of:-

LEAW LEONG
I/c No. 461227-06-5055

MMC CORPORATION BERHAD (30245-H)
(Formerly known as Malaysia Mining Corporation Berhad)

SIGNED by
For and on behalf of
CHAMPMARK SDN. BHD. (235619-U)
in the presence of:-

AZMAN BIN ELIS
I/C NO. 720128-07-5569

CHAMPMARK SDN. BHD.
(235619-U)
Lot 1253-2-6, 6 3/4 Miles
Jalan Sungai Besi, 57100 Kuala Lumpur
Tel: 603-9058 0626 Fax: 603-9058 4840

Appendix 1


LEGEND
Merapoh Gold Prospect, Block 1 & 2
Area A
Designated Area
Prospecting Sub block
Block 1
Block 2
A
B
Chegar Perah Area
NORTH SERUMA
BUKIT SERUMA
SOUTH SERUMA
NORTH MELIN
SOUTH MELIN
SG. TIMAH
SG. YU

Plan No. L-1579-MPOH
Date: 12-7-2001

Appendix 2

MALAYSIA MINING CORPORATION BERHAD
MERAPOH GOLD PROJECT, BLOCK 1 & 2, PAHANG
PROSPECTING PERMITS

BLOCK	NAME OF SUB-BLOCK	ACREAGE (acres)	MUKIM	DISTRICT	LAND OFFICE FILE NO.	PROSPECTING PERMIT		STATUS OF PROSPECTING PERMIT
						CERT. NO.	EXPIRY DATE	
DESIGNATED AREA TO CHAMPMARK SDN BHD:-								
BLOCK 1	Bukit Berintin	2,446	Batu Yon	Lipis	PTL 9/023/94	SKC (H) 6/96	14.2.2001	Applied for renewal
BLOCK 2								
	Chiniau	1,420	Ulu Jelai	Lipis	PTL 9/06/93	SKC (H) 3/97	31.5.2005	Current
	Chiniau	998	Batu Yon	Lipis	PTL 9/07/93	SKC (H) 8/96	14.2.2001	Applied for renewal
	Sungai Kuy	855	Batu Yon	Lipis	PTL 9/19/94	SKC (H) 2/96	14.2.2001	Applied for renewal
	Sungai Timah	2,390	Batu Yon	Lipis	PTL 9/20/94	SKC (H) 3/96	14.2.2001	Applied for renewal
	Sungai Yu	806	Batu Yon	Lipis	PTL 9/21/94	SKC (H) 4/96	14.2.2001	Applied for renewal
	Sungai Tinggu	1,641	Batu Yon	Lipis	PTL 9/22/94	SKC (H) 5/96	14.2.2001	Applied for renewal
	Sg Timah-Sg Yu	2,718	Batu Yon	Lipis	PTL 9/03/97	SKC (H) 1/99	14.3.2005	Current
	South Serunai	14,282	Ulu Jelai	Lipis	PTL 9/13/97			Under application
S/Total		27,556						
DESIGNATED AREA TO JUSRA MINING MERAPOH SDN BHD:-								
	Bukit Serunai	12,680	Ulu Jelai	Lipis	PTL 9/08/93	SKC (H) 7/96	14.2.2001	Applied for renewal
	Ulu Melin	2,098	Ulu Jelai	Lipis	PTL 9/18/94	SKC (H) 1/96	14.2.2001	Applied for renewal
	North Melin	2,071	Ulu Jelai	Lipis	PTL 9/02/97	SKC (H) 1/98	14.10.2005	Current
	South Melin	2,051	Ulu Jelai	Lipis	PTL 9/04/97	SKC (H) 2/99	14.3.2005	Current
	North Serunai	2,847	Ulu Jelai	Lipis	PTL 9/12/97			Approved, pending issue of certificate
S/Total		21,647						
Total		49,203						

LL/merapoh/12/7/04

Appendix 2

Permit to Mine

Granted to MMC Corporation Berhad

with Champmark Sdn. Bhd. as Mining Contractor

ڤربادنن كماجوان نڬري ڤهڠ

PERBADANAN KEMAJUAN NEGERI PAHANG
PAHANG STATE DEVELOPMENT CORPORATION

PERMIT TO MINE

We **PERBADANAN KEMAJUAN NEGERI PAHANG** of **Tingkat 16, Kompleks Teruntum, Jalan Mahkota, 25000 Kuantan, Pahang** being the registered lessee of **one(1)** piece of mining land at **Mukim of Batu Yon, District of Lipis** described in the **Pajakan Melombong No. ML 08/2008** at date 4th **December 2008** and subject to such encumbrances, liens and interests as are endorsed thereon:

In consideration of the sum of dollar -Ten (10) Ringgit Malaysia only paid to us by

MMC Corporation Berhad.(formerly knows as Malaysia Mining Corporation Bhd.).
Ground Floor, Wisma Budiman
Persiaran Raja Chulan
50200 KUALA LUMPUR

hereinafter called the Permit Holder(s) the receipt of which we hereby acknowledge.

We do hereby give a " Permit to Mine " to the said **MMC Corporation Berhad** to work all that portion of the said one(1) piece of mining land, estimated to contain a total of **400.0 acres** for the period of **4th April 2013** until **3th April 2014** subject to the following:

1. The provisions of the Pahang Enactment Mineral 2001 or any other Government Laws or by virtue of any rules made there under.
2. The terms and condition of the agreement made on 9th day of July, 1990 between Perbadanan Kemajuan Negeri Pahang and MMC Corporation Bhd.
3. The " Syarat Berkanun Pajakan Melombong" imposed on the said Mining Lease, Pajakan Melombong No. ML 08/2008.

We also acknowledge MMC Corporation Bhd. engaging **Champmark Sdn. Bhd.**(Company No. 235619-U) as the Mining Contractor to carry out the prospecting and mining of minerals over the said Mining Lease subject to and upon the terms and conditions of the agreement made on 21th July 2004 between MMC Corporation Bhd. and Champmark Sdn. Bhd.

SIGNED BY:- **Perbadanan Kemajuan Negeri Pahang**

Name : Dato' Hajjah Khalijah binti Abdul Malek	**Name** : Mohd. Hanafiah bin Abd. Aziz
NRIC : 560308065210	**NRIC** : 550319065161

We, do hereby accept this Permit To Mine to be held by us as Permit Holder(s) for the term and subject to the conditions, restrictions and exception above set forth.

SIGNED BY:- **Permit Holder(s) – MMC Corporation Bhd..**

Name : Datuk Haji Hasni Harun	**NAME** : Anwar Syahrin Ajib
NRIC : 570602-06-5421	**NRIC** : 730502-10-5027

Date this day of

MMC

MMC Corporation Berhad (30245-H)
Ground Floor, Wisma Budiman
Persiaran Raja Chulan
50200 Kuala Lumpur, Malaysia
tel 603 2071 1000 fax 603 2026 1921

1 April 2013

Tuan Haji Mohd Hanafiah bin Ab. Aziz
Pengurus Pelaburan
Perbadanan Kemajuan Negeri Pahang
Tingkat 12, Kompleks Teruntum
Jalan Mahkota,
25000 Kuantan
Pahang Darul Makmur

Tuan Haji Mohd Hanafiah bin Abd. Aziz,

"PERMIT TO MINE" (PTM)

Dengan segala hormatnya kami merujuk kepada perkara di atas.

Bersama-sama surat ini dilampirkan tiga (3) set PTM yang telah ditandatangani untuk tindakan selanjutnya dari pihak tuan.

Saya boleh dihubungi di talian 012-2092070 atau 03-20711000 sekiranya terdapat sebarang pertanyaan.

Sila tandatangani surat ini sebagai bukti penerimaan.

Terima Kasih

Yang Benar
MMC CORPORATION BERHAD

ZULFADZALY HAJI MOHD DAMIN
Penolong Pengurus, Hartanah dan Pentadbiran

MMC CORPORATION BERHAD (30245-H)
Acknowledged Receipt By

NAME Rosdi Pauli
DATE 1/4/2013

Appendix 3

Operational Mining Scheme

Granted to MMC Corporation Berhad as Permit Holder

with Champmark Sdn. Bhd. as Mining Contractor

JMG.PHG.(LK)04/99 (26)

MINERALS AND GEOSCIENCE DEPARTMENT, PAHANG

OPERATIONAL MINING SCHEME

[Section 10 of the Mineral Development Act 1994]

OMS NO: PHG 34/2011

Name of lessee: - **PERBADANAN KEMAJUAN NEGERI PAHANG**

To be carried out by:

i. Permit holder(s)
MMC CORPORATION BERHAD
GROUND FLOOR, WISMA BUDIMAN
PERSIARAN RAJA CHULAN
50200 KUALA LUMPUR

ii. Mine Contractor
CHAMPMARK SDN. BHD.
G-1-10, KUCHAI BUSINESS PARK
JALAN 1/127
OFF JALAN KUCHAI LAMA
58200 KUALA LUMPUR

Approval is hereby granted to **PERBADANAN KEMAJUAN NEGERI PAHANG.**, of **TINGKAT 16, KOMPLEKS TERUNTUM, JALAN MAHKOTA, 25000 KUANTAN, PAHANG DARUL MAKMUR** to work the land described in Schedule 'A' in accordance with the operational mining scheme report dated **15.03.2013** vide **Plan No. LMC/PH/380/R1-4728**

This approved mining scheme shall remain in force from 15/5/13 until **03.04.2014** unless cancelled or suspended prior to the date of expiry on account of any breach of the conditions to which it is subject to.

This approved mining scheme is subject to the conditions attached herewith.

SCHEDULE 'A' (Area to be mined)				SCHEDULE 'B' (Dumping Area)			
M.L.	**LOT**	**MUKIM**	**DAERAH**	**M.L.**	**LOT**	**MUKIM**	**DAERAH**
08/2008	24220	Batu Yon	Lipis	08/2008	24220	Batu Yon	Lipis
(as outlined green on plan attached)				(as outlined yellow on plan attached)			

Date 15/5/13

(DATO' ZAINAL ABIDIN BIN MD. NOR, DIMP.)
Director of Mines Pahang

DIRECTOR OF MINES PAHANG